            Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FIRST QUARTER FISCAL 2026

Lionsgate Revenue was $556 Million; Net Loss From Continuing Operations Attributable to Shareholders was $94.0 Million or $0.35 Diluted Net Loss Per Share

Adjusted Net Loss from Continuing Operations Attributable to Shareholders was $88.1 Million or $0.32 Adjusted Diluted Net Loss Per Share

Operating Loss was $10.6 Million

Adjusted OIBDA was a Loss of $3.7 Million

Trailing 12-Month Library Revenue Grew 12% to Record $989 Million

SANTA MONICA, CA, and VANCOUVER, BC, August 7, 2025 – Lionsgate Studios Corp. (NYSE: LION) (“Lionsgate”) today reported first quarter results for the quarter ended June 30, 2025. During the quarter, Lions Gate Entertainment Corp. fully separated its Lionsgate and STARZ businesses. This press release contains financial results for Lionsgate, which is comprised of its Motion Picture and Television Production segments.

The Company reported first quarter Lionsgate revenue of $555.9 million, operating loss of $10.6 million and net loss from continuing operations attributable to Lionsgate shareholders of $94.0 million or $0.35 diluted loss per share on 272.3 million diluted weighted average common shares outstanding. Adjusted net loss from continuing operations attributable to Lionsgate shareholders in the quarter was $88.1 million or $0.32 adjusted diluted loss per share on 272.3 million diluted weighted average common shares outstanding. Adjusted OIBDA was a loss of $3.7 million in the quarter.

“In a transition year for the studio, we are taking a number of important steps toward returning to solid growth in fiscal 2027,” said Lionsgate CEO Jon Feltheimer. “We have set the release of three major film tentpoles in the coming fiscal year, expect to significantly grow our scripted television series deliveries next year and continue to extend our brand to reach new audiences on the platforms where they live. We are also continuing to create fresh revenue streams for our film and television library, contributing to another record trailing 12-month revenue performance in the quarter and increasing our visibility into the year ahead.”

Trailing 12-month library revenue increased 12% from the prior-year quarter to a record $989 million, marking the 3rd straight quarter of record trailing 12-month library revenue.

First Quarter Segment Results

Motion Picture segment revenue and segment profit decreased to $267.3 million and $2.4 million, respectively, due to a difficult comparison with the prior year, which benefited from strong carryover profits from fiscal 2024 films.

Television Production segment revenue increased 20% to $288.5 million and segment profit increased nearly 150% to $26.0 million. Revenue and segment profit growth were driven by an increase in episodic deliveries, and segment profit also benefited from higher margin new series and lower G&A.

Lionsgate senior management will hold its analyst and investor conference call to discuss fiscal 2026 first quarter results today, August 7th, at 5:00 PM ET/2:00 PM PT. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate Investor Relations website. Alternatively, interested parties can join the webcast directly via the following link. A full replay will become available this evening by clicking the same link.

About Lionsgate

Lionsgate (NYSE: LION) is one of the world's leading standalone, pure play content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a premier talent management and production powerhouse at 3 Arts Entertainment and a more than 20,000-title film and television library, all driven by Lionsgate's bold and entrepreneurial culture.

###

For further information, investors should contact:

Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facility and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; weakness in the global economy and financial markets, including a recession, bank failures and general economic uncertainty; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; the volatility of currency exchange rates; our ability to manage growth; the effects of competition on our future business; the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future; international, national or local economic, social or political conditions that could adversely affect our business; the effectiveness of our internal controls and our corporate policies and procedures; changes in personnel and availability of qualified personnel; the volatility of the market price and liquidity of our common shares; and the other risk factors set forth in Lionsgate’s public filings with the Securities and Exchange Commission. The companies undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Websites

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which will be posted on Lionsgate’s website at http://investors.lionsgate.com/. Trending schedules containing certain financial information will also be available.

LIONSGATE STUDIOS CORP.
CONSOLIDATED BALANCE SHEETS

	June 30, 2025	March 31, 2025
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$186.1	$212.5
Accounts receivable, net	834.7	585.6
Other current assets	387.4	362.1
Assets of discontinued operations - current	—	75.8
Total current assets	1,408.2	1,236.0
Investment in films and television programs, net	2,008.3	1,994.2
Property and equipment, net	34.5	34.1
Investments	49.4	77.8
Intangible assets, net	29.5	20.8
Goodwill	844.1	808.5
Other assets	786.9	827.1
Assets of discontinued operations - noncurrent	—	1,823.6
Total assets	$5,160.9	$6,822.1
LIABILITIES
Accounts payable	$307.1	$256.5
Content related payables	27.0	35.2
Other accrued liabilities	222.9	228.8
Participations and residuals	622.2	642.5
Film related obligations	1,521.8	1,618.0
Debt - short term portion	136.6	134.0
Deferred revenue	291.0	201.7
Liabilities of discontinued operations - current	—	350.6
Total current liabilities	3,128.6	3,467.3
Debt	1,528.8	1,838.9
Participations and residuals	407.6	409.3
Film related obligations	538.5	365.1
Other liabilities	408.0	417.1
Deferred revenue	132.3	169.1
Deferred tax liabilities	20.2	12.9
Liabilities of discontinued operations - noncurrent	—	401.4
Total liabilities	6,164.0	7,081.1

Redeemable noncontrolling interests	114.9	93.7

EQUITY (DEFICIT)
Common shares, no par value, unlimited shares authorized, 285.8 shares issued (March 31, 2025 - nil)	2,405.1	—
Old Lionsgate Class A voting common shares, no par value (March 31, 2025 - 83.7 shares issued)	—	674.7
Old Lionsgate Class B non-voting common shares, no par value (March 31, 2025 - 156.8 shares issued)	—	2,522.1
Accumulated deficit	(3,643.1)	(3,534.1)
Accumulated other comprehensive income	90.1	72.6
Total Lionsgate Studios Corp. shareholders' equity (deficit)	(1,147.9)	(264.7)
Noncontrolling interests	29.9	(88.0)
Total equity (deficit)	(1,118.0)	(352.7)
Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,160.9	$6,822.1

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$525.9	$486.9
Expenses
Direct operating	339.0	287.9
Distribution and marketing	118.1	93.3
General and administration	70.2	95.9
Depreciation and amortization	4.4	4.6
Restructuring and other	4.8	27.7
Total expenses	536.5	509.4
Operating loss	(10.6)	(22.5)
Interest expense	(68.7)	(63.5)
Interest and other income	4.4	5.0
Other losses, net	(17.0)	(1.4)
Loss on extinguishment of debt	(1.0)	(3.7)
Gain on investments, net	8.8	—
Equity interests income (loss)	(1.2)	0.9
Loss from continuing operations before income taxes	(85.3)	(85.2)
Income tax provision	(6.4)	(5.6)
Net loss from continuing operations	(91.7)	(90.8)
Net income (loss) from discontinued operations, net of income taxes	(14.9)	27.7
Net loss	(106.6)	(63.1)
Less: Net income (loss) from continuing operations attributable to noncontrolling interests	(2.3)	3.7
Net loss attributable to Lionsgate Studios Corp. shareholders	$(108.9)	$(59.4)

Amounts attributable to Lionsgate Studios Corp. shareholders:
Net loss from continuing operations	$(94.0)	$(87.1)
Net income (loss) from discontinued operations, net of tax	(14.9)	27.7
Net loss attributable to Lionsgate Studios Corp. shareholders	$(108.9)	$(59.4)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net loss per common share - continuing operations	$(0.35)	$(0.36)
Basic net income (loss) per common share - discontinued operations	(0.05)	0.11
Basic net loss per common share	$(0.40)	$(0.24)

Diluted net loss per common share - continuing operations	$(0.35)	$(0.36)
Diluted net income (loss) per common share - discontinued operations	(0.05)	0.11
Diluted net loss per common share	$(0.40)	$(0.24)

Weighted average number of common shares outstanding:
Basic	272.3	245.6
Diluted	272.3	245.6

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(106.6)	$(63.1)
Less: Net income (loss) from discontinued operations, net of tax	(14.9)	27.7
Net loss from continuing operations, net of tax	(91.7)	(90.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4.4	4.6
Amortization of films and television programs	224.4	161.5
Amortization of debt financing costs and other non-cash interest	3.6	8.4
Non-cash share-based compensation	1.7	13.4
Other non-cash items	25.3	9.0
Content and other impairments	—	18.1
Loss on extinguishment of debt	1.0	3.7
Equity interests (income) loss	1.2	(0.9)
Gain on investments, net	(8.8)	—
Deferred income taxes	0.1	11.2
Changes in operating assets and liabilities:
Accounts receivable, net	7.4	176.6
Investment in films and television programs, net	(250.2)	(643.2)
Other assets	13.3	(10.9)
Accounts payable and accrued liabilities	(20.2)	(51.4)
Participations and residuals	(26.0)	(64.4)
Content related payables	(9.8)	58.5
Deferred revenue	15.2	181.3
Net Cash Flows Used In Operating Activities - Continuing Operations	(109.1)	(215.3)
Net Cash Flows Provided By Operating Activities - Discontinued Operations	78.1	56.4
Net Cash Flows Used In Operating Activities	(31.0)	(158.9)
Investing Activities:
Acquisition of businesses, net of cash acquired	(29.4)	—
Proceeds from the sale of equity method and other investments	34.0	—
Investment in equity method investees and other	(1.7)	(2.0)
Distributions from equity method investees and other	0.2	—
Acquisition of assets (film library and related assets)	—	(35.0)
Capital expenditures	(3.5)	(4.1)
Net Cash Flows Used In Investing Activities - Continuing Operations	(0.4)	(41.1)
Net Cash Flows Used In Investing Activities - Discontinued Operations	(1.5)	(4.9)
Net Cash Flows Used In Investing Activities	(1.9)	(46.0)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	696.4	771.8
Debt - repurchases and repayments	(1,007.9)	(1,065.4)
Film related obligations - borrowings	551.1	583.1
Film related obligations - repayments	(479.8)	(557.8)
Cash settlement in connection with Starz Separation refinancing	262.8	—
Sale of noncontrolling interest in Lionsgate Studios Corp.	(3.5)	294.0
Distributions to noncontrolling interest	(0.8)	(0.6)
Tax withholding required on equity awards	(0.3)	(3.0)
Net Cash Flows Provided By Financing Activities - Continuing Operations	18.0	22.1
Net Cash Flows Provided By (Used In) Financing Activities - Discontinued Operations	(22.3)	53.8
Net Cash Flows Provided By (Used In) Financing Activities	(4.3)	75.9
Net Change In Cash, Cash Equivalents and Restricted Cash	(37.2)	(129.0)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	3.2	(0.5)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	291.6	371.4
Cash, Cash Equivalents and Restricted Cash - End Of Period	$257.6	$241.9

LIONSGATE STUDIOS CORP.
BASIS OF PRESENTATION AND SUPPLEMENTAL INFORMATION

Starz Separation. On May 6, 2025, Lions Gate Entertainment Corp. (NYSE: LGF.A, LGF.B) (“Old Lionsgate”), through a series of transactions contemplated by a certain arrangement agreement, dated as of January 29, 2025, as amended by an amending agreement, dated as of March 12, 2025 (collectively, the “Arrangement Agreement”) completed the separation of the businesses of Lionsgate Studios Corp. (NASDAQ: LION) (“Legacy Lionsgate Studios”), from the STARZ-branded premium subscription platform (the “Starz Separation”) business. As a result of the Arrangement Agreement, the pre-transaction shareholders of Old Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” (the “Company,” “Lionsgate,” “we,” “us,” or “our”) (NYSE: LION) and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Old Lionsgate.

Notwithstanding the legal form of the Starz Separation, for accounting and financial reporting purposes, in accordance with U.S. GAAP, due to the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of Old Lionsgate’s senior management with the Company following the completion of the Starz Separation, the Company (which holds the Studio Business) is considered the accounting spinnor or divesting entity and Starz (which holds the Starz Business) is considered the accounting spinnee or divested entity. As a result, Old Lionsgate is the accounting predecessor to the Company and the pro rata distribution of the Starz Business has been recorded through equity with no gain or loss recognized. The Starz Business is reflected as discontinued operations.

LIONSGATE STUDIOS CORP.
SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s Chief Operating Decision Maker ("CODM") in deciding how to allocate resources to an individual segment and in assessing performance. The Company's Chief Executive Officer (“CEO”) is the CODM.

Following the Starz Separation, the Company no longer reports the Media Networks segment and currently has two reportable business segments: (1) Motion Picture and (2) Television Production.
(1)     Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
(2)     Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz, and the ancillary market distribution of Starz original productions and licensed product (prior to the Starz Separation, licensing to the former Media Networks segment). Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions, prior to the Starz Separation, include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the former Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses) are eliminated in consolidation and, therefore, do not affect consolidated results from operations. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in the consolidated results from continuing operations.

Segment information is presented in the tables below:

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$267.3	$349.6
Television Production	288.5	241.1
Total Studio Business	555.8	590.7
Intersegment eliminations	(29.9)	(103.8)
	$525.9	$486.9
Segment profit
Studio Business:
Motion Picture	$2.4	$85.2
Television Production	26.0	10.7
Total Studio Business segment profit(1)	28.4	95.9
Corporate general and administrative expenses	(32.1)	(33.3)
Adjusted OIBDA(1)(2)	$(3.7)	$62.6
_______________

(1)See "Use of Non-GAAP Financial Measures" for the definition of Studio Business Segment Profit and Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.
(2)Beginning in the quarter ended June 30, 2025, unallocated rent cost for production facilities that were unutilized as a result of the industry strikes is excluded from Adjusted OIBDA, consistent with the calculation of segment profit. Adjusted OIBDA for the quarter ended June 30, 2024 has been adjusted to reflect amounts consistent with the current period presentation.

The Company's primary measure of segment performance is its Studio Business segment profit. Segment profit is defined as gross contribution (segment revenues, less segment direct operating and segment distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain content charges as a result of changes in management and/or content strategy, certain benefits related to the COVID-19 global pandemic, unallocated rent cost and purchase accounting and related adjustments. The Company believes the presentation of Studio Business segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management, including the CODM, and enables them to understand the fundamental performance of the Company’s businesses. The CODM uses Studio Business segment profit to evaluate the operating performance of the Company’s segments, to inform decisions for planning and forecasting, and for the allocation of resources. Segment profit is a GAAP financial measure.

Total Studio Business segment profit is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA AND TOTAL STUDIO BUSINESS SEGMENT PROFIT

The following table reconciles the GAAP measure, operating loss to the non-GAAP measures, Adjusted OIBDA and Total Studio Business Segment Profit:

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Operating loss	$(10.6)	$(22.5)
Adjusted depreciation and amortization(1)	3.5	3.6
Restructuring and other(2)	4.8	27.7
COVID related benefit(3)	—	(2.0)
Unallocated rent cost included in direct operating expense(4)	5.4	5.2
Adjusted share-based compensation expense(5)	2.8	13.4
Purchase accounting and related adjustments(6)	3.2	3.1
Intersegment eliminations(7)	(12.8)	34.1
Adjusted OIBDA	$(3.7)	$62.6
Corporate general and administrative expenses	32.1	33.3
Total Studio Business Segment Profit	$28.4	$95.9
___________________
(1)Adjusted depreciation and amortization represent depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Depreciation and amortization	$4.4	$4.6
Less: Amount included in purchase accounting and related adjustments	(0.9)	(1.0)
Adjusted depreciation and amortization	$3.5	$3.6

(2)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$—	$18.0
Severance(b)	1.7	3.0
Transaction and other costs(c)	3.1	6.7
	$4.8	$27.7
_______________________

(a)Amounts in the three months ended June 30, 2024 include impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company, primarily related to the integration of eOne. The lease impairments reflect a decline in market conditions since the inception of the leases impacting potential sublease opportunities, and represent the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease assets, and the carrying value.
(b)Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives.
(c)Transaction and other costs in the three months ended June 30, 2025 and 2024 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and costs associated with legal and other matters. In the three months ended June 30, 2025 and 2024, amounts exclude transaction costs associated with the Starz Separation as such amounts are classified within discontinued operations. In the three months ended June 30, 2024, amounts include acquisition and integration costs related to the acquisition of eOne and the Studio Separation.
(3)Amounts in the three months ended June 30, 2024 represent a benefit from insurance recoveries related to circumstances associated with the COVID-19 pandemic.
(4)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(5)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Total share-based compensation expense	$1.7	$13.4
Less: Amount included in restructuring and other(a)	1.1	—
Adjusted share-based compensation	$2.8	$13.4
(a)Amounts represent share-based compensation expense recorded within restructuring and other expenses, attributable to the accelerated vesting of equity awards pursuant to certain severance arrangements.

(6)Purchase accounting and related adjustments primarily consist of the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The table below presents the amounts included in each financial statement line item:

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense(a)	$2.3	$2.1
Depreciation and amortization	0.9	1.0
	$3.2	$3.1
(a)Amounts represent compensation expense associated with the noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment. Due to the link to continued employment performance, these amounts are classified as general and administrative expense instead of noncontrolling interest in the consolidated statements of operations.

(7)Amounts reflects the impact of intersegment profit from the Motion Picture and Television Production segments’ licensing motion pictures or television programming to the former Media Networks segment prior to the Starz separation on May 6, 2025. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in consolidated results from continuing operations.

LIONSGATE STUDIOS CORP.

RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS AND BASIC AND DILUTED EPS FROM CONTINUING OPERATIONS TO ADJUSTED BASIC AND DILUTED EPS FROM CONTINUING OPERATIONS

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss From Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders	$(94.0)	$(87.1)
Adjusted share-based compensation expense	2.8	13.4
Restructuring and other	4.8	27.7
COVID-19 related benefit	—	(2.0)
Unallocated rent cost included in direct operating expense(1)	5.4	5.2
Purchase accounting and related adjustments	3.2	3.1
Loss on extinguishment of debt	1.0	3.7
Gain on investments, net	(8.8)	—
Tax impact of above items(2)	—	(0.1)
Noncontrolling interest impact of above items(3)	(2.5)	(2.7)
Adjusted Net Loss From Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders	$(88.1)	$(38.8)

Reported Basic EPS - Continuing Operations	$(0.35)	$(0.36)
Impact of adjustments on basic earnings per share	0.03	0.20
Adjusted Basic EPS - Continuing Operations	$(0.32)	$(0.16)

Reported Diluted EPS - Continuing Operations	$(0.35)	$(0.36)
Impact of adjustments on diluted earnings per share	0.03	0.20
Adjusted Diluted EPS - Continuing Operations	$(0.32)	$(0.16)

Adjusted weighted average number of common shares outstanding:
Basic	272.3	245.6
Diluted	272.3	245.6
_________________________
(1)Beginning in the quarter ended June 30, 2025, these costs are excluded from Adjusted Net Income (Loss) from Continuing Operations. Amounts for the quarter ended June 30, 2024 have been adjusted to reflect amounts consistent with the current period presentation.
(2)Represents the tax impact of the adjustments to net income attributable to Lionsgate Studios Corp. shareholders, calculated using the applicable effective tax rate of the adjustment.
(3)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly owned.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
TO ADJUSTED FREE CASH FLOW

	Three Months Ended
	June 30,
	2025	2024
	(Unaudited, amounts in millions)
Net Cash Flows Used In Operating Activities - Continuing Operations	$(109.1)	$(215.3)
Capital expenditures	(3.5)	(4.1)
Net borrowings and (repayment) of production and related loans(1):
Production loans	(3.1)	14.9
Production tax credit facility	3.8	(0.2)
Adjusted Free Cash Flow	$(111.9)	$(204.7)
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended June 30, 2025
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,983.1

Cash flows provided by (used in) financing activities - continuing operations:
Borrowings	$396.7	$10.7	$143.7	551.1
Repayments	(399.8)	(6.9)	(73.1)	(479.8)
	$(3.1)	$3.8	$70.6
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities				5.9

Film related obligations at end of period (current and non-current)				$2,060.3

	Three Months Ended June 30, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,938.0

Cash flows provided by (used in) financing activities - continuing operations
Borrowings	$471.1	$12.5	$99.5	583.1
Repayments	(459.9)	(12.7)	(85.2)	(557.8)
Adjustment related to net payments on loans outstanding prior to acquisition of eOne	3.7	—	—
	$14.9	$(0.2)	$14.3
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities				5.2

Film related obligations at end of period (current and non-current)				$1,968.5

LIONSGATE STUDIOS CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lionsgate Studios Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain content charges as a result of management changes and/or changes in strategy, unallocated rent costs, intersegment profit eliminations and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Unallocated rent costs represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
•Content charges include certain charges as a result of changes in management and/or changes in content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.
•Intersegment profit eliminations reflects the impact of intersegment profit from the Motion Picture and Television Production segments’ licensing motion pictures or television programming to the former Media Networks segment prior to the Starz separation on May 6, 2025. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in consolidated results from continuing operations.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Studio Business Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit. Studio Business segment profit is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The Company believes the presentation of Studio Business segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Studio Business segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's Motion Picture and Television Production segments, and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing motion pictures or television programming to Starz is not eliminated in consolidation and, therefore, are reflected in consolidated results from continuing operations. As such, the presentation of Studio Business Segment Profit excludes the impact of intersegment profit eliminations from the Motion Picture and Television Production segments’ licensing motion pictures or television programming to the former Media Networks segment prior to the Starz separation, to reflect the performance of the business consistent with continuing operations. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities from continuing operations, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations from continuing operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities from continuing operations, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities from continuing operations and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities from continuing operations and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities from continuing operations.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities from continuing operations and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities from continuing operations and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities from continuing operations.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Adjusted Net Income (Loss) - Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders: Adjusted net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders is defined as net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, unallocated rent costs related to unutilized facilities, net gains or losses on investments and other, gain or loss on extinguishment of debt, COVID-19 related charges (benefit), unusual gains or losses, when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS - Continuing Operations: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss) from continuing operations, similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) from Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss) from continuing operations, or earnings (loss) per share from continuing operations as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided above.